As filed with the Securities and Exchange Commission on May 21, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

_____________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________________

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of  incorporation or organization)

84-1219301
(I.R.S. Employer Identification Number)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan

 (Full title of the plans)

Montgomery F. Moran

Co-Chief Executive Officer and Secretary
1401 Wynkoop Street, Suite 500
Denver, CO 80202
(Name and address of agent for service)

(303) 595-4000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	
Non-accelerated filer	 (Do not check if a smaller reporting company)	Smaller reporting company	

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share under Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan	2,200,000	$631.45	$1,389,201,000	$161,425.15

(1)Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement will also cover any additional shares of common stock that become issuable under the Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan by reason of any stock dividend, stock split, reorganization or other similar transaction effected without Chipotle’s receipt of consideration that results in an increase in the number of outstanding shares of common stock.

(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, based on the average of the high and low prices of the common stock as reported by the New York Stock Exchange on May 20, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional Two Million Two Hundred Thousand (2,200,000) shares of Common Stock of the Registrant for offer and sale under the Amended and Restated Chipotle Mexican  Grill, Inc. 2011 Stock Incentive Plan.  The earlier Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission on May 25, 2011 (File No. 333-174474) relating to the 2011 Stock Incentive Plan is hereby incorporated by reference in this Registration Statement.   This incorporation by reference is made under General Instruction E to Form S-8 in respect of the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference into this Registration Statement:

(a) the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

(b) all documents filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report referred to in (a), above; and

(c) the description of the registrant’s common stock included in the registrant’s Current Report on Form 8-K, filed on May 23, 2013, as updated by the disclosures in Item 5.03 of the registrant’s Current Report on Form 8-K filed on May 15, 2015, and the exhibits thereto.

In addition, all other documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.Exhibits.

The exhibits listed in the Exhibit Index following the signature page are filed as part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, state of Colorado, on this 21 day of May, 2015.

CHIPOTLE MEXICAN GRILL, INC.

/s/ John R. Hartung
By: John R. Hartung
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Steve Ells, Montgomery Moran and John Hartung, or any of them, as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, in any and all capacities, to sign this registration statement or amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed below on May 21, 2015 by the following persons in the following capacities.

Signature	Title
/s/ Steve Ells	Co-Chief Executive Officer (principal executive officer) and Director
Steve Ells
/s/ Montgomery F. Moran	Co-Chief Executive Officer (principal executive officer) and Director
Montgomery F. Moran
/s/ John R. Hartung	Chief Financial Officer (principal financial officer & principal accounting officer)
John R. Hartung
/s/ Albert S. Baldocchi	Director
Albert S. Baldocchi
Director
John S. Charlesworth
/s/ Neil W. Flanzraich	Director
Neil W. Flanzraich
/s/ Patrick J. Flynn	Director
Patrick J. Flynn
/s/ Darlene J. Friedman	Director
Darlene J. Friedman
/s/ Stephen Gillett	Director
Stephen Gillett
/s/ Kimbal Musk	Director
Kimbal Musk

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of Chipotle Mexican Grill, Inc. (1)
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Chipotle Mexican Grill, Inc. (implementing simple majority voting) (2)
4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Chipotle Mexican Grill, Inc. (removing plurality voting standard) (2)
4.4	Amended and Restated Bylaws of Chipotle Mexican Grill, Inc. (3)
4.5	Form of Stock Certificate for Common Stock. (1)
5.1	Legal Opinion of Perkins Coie LLP.
23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.
24.1	Power of Attorney (included on signature page).
99.1	Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan. (2)
______________

(1)	Incorporated by reference to Chipotle Mexican Grill, Inc.’s Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on December 16, 2009 (File No. 001-32731).
(2)	Incorporated by reference to Chipotle Mexican Grill, Inc.’s Current Report on Form 8-K filed on May 14, 2015 (File No. 001-32731).
(3)	Incorporated by reference to Chipotle Mexican Grill, Inc.’s Current Report on Form 8-K filed on January 5, 2009 (File No. 001-32731).